UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 3.02 Unregistered Sales of Equity Securities

On March 24, 2023, Legacy Education Alliance, Inc. (the “Company”) issued 700,000 shares of its common stock to an option holder upon the partial exercise of such option at an exercise price of $0.0001 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as no general solicitation was used in the offer and sale of such securities.

Item 7.01 Regulation FD Disclosure.

On March 24, 2023, the Company released an updated Company presentation.

The presentation, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 (including Exhibit 99.1).

Item 8.01 Other Events

On March 24, 2023, the Company issued a press release announcing that it entered into a business relationship with Virtual Readiness Counselor, LLC, which does business as My Readiness Coach (www.myreadinesscoach.com, “MRC”), a provider of education counseling for students seeking to gain admission to higher education institutions and skills for students to succeed on their academic and career paths. With a focus on marketing to over 12,000 students in Pennsylvania, Legacy believes the relationship with MRC presents an opportunity to support underprivileged communities and help students achieve their educational goals. In addition, the parties have agreed that upon certain circumstances, upon the earlier of December 2024 and any Nasdaq uplisting of Legacy, Legacy would acquire MRC. In particular:

●	Overview:

●	Building the engagement with students and investors, Legacy expects their parent company LEAI to uplift onto Nasdaq by Dec 24
●	Until the proposed uplisting of the Company, it will pay monthly fees to MRC for joint development of products and services beginning on March 20, 2023.
●	During such period, the Company will also pay to MRC an annual fee for students originated through Legacy Degree who use the My Readiness Coach system.
●	MRC will receive a credit for Legacy Degree students originated by MRC
●	Upon the proposed uplisting and certain other events, the above revenues will flow to Legacy EdTech, a wholly-owned subsidiary of the Company, and MRC will be a wholly owned subsidiary thereof, with the current equity holders of MRC receiving equity in the Company and cash compensation to be determined.

●	Acquisition:

●	MRC will act as though it is a wholly owned subsidiary of Legacy EdTech commencing March 20, 2023, but with no cash distributions to MRC holders until they receive and can liquidate their LEAI equity compensation as set forth above.
●	Equity compensation of the Company to be paid to current MRC equity holders on the basis of achieving financial milestones within MRC on a standalone basis.

●	Equity Compensation:

●	By the earlier of December 2024 or the proposed uplisting, the Company to agree to stock compensation to current holders of MRC equity in exchange for the acquisition of MRC:
●	Minimum of $1 million, and maximum of $5 million in Company stock, based upon a 5x trailing 12 months (pre-uplist) revenue (including sales of Legacy Degree credits to MRC students, in addition to MRC existing products).
●	Any such equity compensation subject to leakout provisions.

●	Compensation:

●	Post-uplisting: certain executives of MRC would stay committed to the Company for a minimum of 5 years, upon negotiated terms.

The press release, which is filed as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Company Presentation
99.2	Press release dated March 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: March 27, 2023	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Chief Executive Officer